                                                                   Exhibit 4.2


                                    [FACE OF NOTE]


UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY") (55 WATER STREET, NEW YORK, NEW YORK, TO AAR CORP. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.


                                      AAR CORP.
                              ____% SENIOR NOTE DUE 2007


PRINCIPAL AMOUNT: $50,000,000                                     NO. R-________
                                                                  CUSIP ________
INTEREST RATE: ________%
ISSUE DATE: __________, 1997
STATED MATURITY: ____________, 2007

INTEREST PAYMENT DATES: ___________ and ____________

         AAR CORP., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of FIFTY MILLION AND NO/100 DOLLARS on ___________, 2007 (the "Stated Maturity"), and to pay interest thereon from ___________, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in arrears on ___________ and ____________ in each year (each, an "Interest Payment Date"), commencing on _______, 1998, and at Maturity, at the rate of ____% per annum, until the principal hereof is paid or duly provided for. Each payment of interest in respect of an Interest Payment Date shall include interest accrued through the day prior to such Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be __________or __________(whether or not a Business Day), as the case may be, next preceding such Interest Payment Date, at the office or agency of the Company maintained for such purpose in Chicago, Illinois. Interest shall be computed on the basis of a year consisting of twelve 30-day months.

         Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on the related Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         If any Interest Payment Date or the Stated Maturity shall not be a Business Day (as hereinafter defined), payment of the amount due on this Note on such date may be made on the next succeeding Business Day; and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date or the Stated Maturity, as the case may be, to such Business Day.

         Payment of the principal of and interest on this Note at Maturity shall be made upon presentation hereof at the Corporate Trust Office of the Trustee in Chicago, Illinois or at such other office or agency permitted under the Indenture. Payment of the principal of and interest on this Note shall be payable in immediately available funds; provided however, that payment of interest on this Note if not held in book-entry form may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Payment of the principal of and interest, if any, on this Note, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest payable on any Interest Payment Date will be paid to the Depositary with respect to the portion of this Note held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of this Note to the accounts of the beneficial owners hereof.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall have the same force and effect as if set forth on the face hereof.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, AAR CORP. has caused this instrument to be duly executed.

Dated:
     ----------

[Corporate Seal]                       AAR CORP.


                                  By:
                                     -----------------------------------------

                                  Title:
                                        --------------------------------------


Attest:


By:
   ---------------------------

Title:
     ------------------------


TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

FIRST TRUST NATIONAL ASSOCIATION,  as Trustee


By:
   ---------------------------
    Authorized Officer

                                  [REVERSE OF NOTE]

                                      AAR CORP.
                              ____% SENIOR NOTE DUE 2007


         This Note is one of a duly authorized issue of unsecured senior debt securities of the Company known as the Company's ____% Senior Notes Due 2007, limited to the aggregate principal amount of $50,000,000 (herein called the "Notes" or the "Securities"), issued under an Indenture dated as of October 15, 1989 between the Company and First Trust National Association (as successor in interest to Continental Bank, National Association), as trustee (the "Trustee," which term includes any successor trustees under the Indenture) as supplemented by the First Supplemental Indenture dated as of August 21, 1991 between the Company and the Trustee and the Second Supplemental Indenture dated as of _____________, 1997 between the Company and the Trustee (as hereafter supplemented or otherwise amended, the "Indenture") to which Indenture, all indentures supplemental thereto and all Board Resolutions relating thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The acceptance of this Note shall be deemed to constitute the consent and agreement of the Holder hereof to all of the terms and provisions of the Indenture. All capitalized terms used in this Note which are not defined herein shall have the meaning assigned to them in the Indenture.

         If an Event of Default with respect to Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Notes do not have the benefit of any sinking fund obligations. The Company does not have the option to redeem the Notes prior to Stated Maturity nor is the Company required to repurchase Notes prior to Stated Maturity.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes at any time by the Company and the Trustee with the consent of the holders of not less than 66 2/3% of the aggregate principal amount of all Debt Securities at the time outstanding and affected thereby. The Indenture also contains provisions permitting the holders of not less than 66 2/3% of the aggregate principal amount of the outstanding Debt Securities of any series, on behalf of the holders of all such Debt Securities to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the holders of not less than a majority of the aggregate principal amount of the outstanding Debt Securities of any series, in certain instances, to waive, on behalf of all of the holders of Debt Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, if any, on this Note at the times, places and rate, in the coin or currency, and in the manner, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal hereof and interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the holder hereof surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the holder in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Notes are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000, and in book-entry form. The Notes may be represented by one or more global Notes deposited with the Depositary and registered in the name of the nominee of the Depositary, with certain limited exceptions. So long as the Depositary or any successor depositary or its nominee is the registered Holder of a global Note, the Depositary , such successor depositary or such nominee, as the case may be, will be considered to be the sole Holder of the Notes for all purposes of the Indenture. Except as provided in the Indenture, an owner of a beneficial interest in a global Note will not be entitled to have Notes represented by such global Note registered in such owner's name, will not receive or be entitled to receive physical delivery of the Notes in certificated form and will not be considered the owner or Holder thereof under the Indenture. Each person owning a beneficial interest in a global Note must rely on the Depositary's procedures and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture. If the Company requests any action of Holders or if an owner of a beneficial interest in a global Note desires to take any action that a Holder is entitled to take under the Indenture, the Depositary will authorize the participants holding the relevant beneficial interests to give or take such action, and such participants will otherwise act upon the instructions of beneficial owners holding through them.

         None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Note in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to this Note in global form or impair, as between such depositary and owners of beneficial interests in such global Note, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such global Note.

         The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of Illinois.

         As used herein, "Business Day", when used with respect to a particular location referred to in this Note, means any day, other than a Saturday or Sunday, which is not a day on which state or national banks in such location are authorized or obligated by law or executive order to close.

                                      ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee) this Note and all rights thereunder hereby irrevocably constituting and appointing ____________ Attorney to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:
     ---------------------


*

---------------------------

* Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.